UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ ]	Definitive Information Statement

GLOBETRAC INC.

(Name of Registrant As Specified In Chapter)

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[ X ]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Schedule 14C - Information Statement	Page 2

Preliminary Copy
GLOBETRAC INC.
(a Delaware corporation)

INFORMATION STATEMENT
Date first mailed to stockholders:  ◆, 2011

1100 Melville Street, Suite #610
Vancouver, British Columbia
V6E 4A6     Canada
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.	Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of GlobeTrac in connection with the prior approval by the board of directors of GlobeTrac, and receipt by the board of approval by written consent of the holders of a majority of GlobeTrac’s outstanding shares of Common Stock, of a resolution to,

1.
amend Article Fourth of the Articles of GlobeTrac Inc. by increasing the authorized capital from 205,000,000 shares to 905,000,000 shares all with a par value of $0.001 per share, which represents 900,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock;

(the “Resolution”).

Section 228 of the Delaware General Corporation Law and the By-laws of GlobeTrac provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action

On June 24, 2011, the board of directors of GlobeTrac approved and recommended the Resolution.  Subsequently, the holders of a majority of the voting power signed and delivered to GlobeTrac written consents approving the Resolution, in lieu of a meeting.  Since the holders of the required majority of shares of Common Stock have approved the Resolution, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

GlobeTrac has obtained all necessary corporate approvals in connection with the Resolution and your consent is not required and is not being solicited in connection with the approval of the Resolution.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolution will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.  The Certificate of Amendment will be filed with the Secretary of State of Delaware and is expected to become effective on or about August ◆, 2011.

This Information Statement is dated July ◆, 2011 and is first being mailed to stockholders on or about July ◆, 2011.  Only stockholders of record at the close of business on June 24, 2011 are entitled to notice of the Resolution and to receive this Information Statement.

GlobeTrac Inc.

Schedule 14C - Information Statement	Page 3

Reasons for the Amendments to Articles

The amendment to the Articles of Incorporation of GlobeTrac to increase the authorized capital is being made, in part, to provide GlobeTrac with more flexibility and opportunities to conduct equity financings.  In particular, the increase in the authorized capital is required to give GlobeTrac the ability to complete the proposed asset acquisition with Angelo Scola and Thermoforte Green, LLC.  Upon the completion of Globetrac’s due diligence to its satisfaction and upon the other conditions precedent being satisfied, GlobeTrac may be required to issue up to 610 million restricted shares of Common Stock to the sellers pursuant to the terms and conditions of the proposed asset acquisition.  Currently, GlobeTrac does not have enough shares of Common Stock in its authorized capital to complete the proposed asset acquisition.

On June 9, 2011 GlobeTrac entered into a letter agreement with Angelo Scola and Thermoforte Green, LLC (the “Letter Agreement”) with the intention and objective of both parties to negotiate the purchase and sale of the assets of the business of Thermoforte, including all intellectual property, patents, equipment, technology, cash, and contracts used in and related to the business of Thermoforte (collectively, the “Assets”).

Pursuant to the terms and conditions of the Letter Agreement, GlobeTrac has conditionally offered to purchase the Assets, including the assumption of any loans related to the business of Thermoforte, for a maximum purchase price of $7.1 million, which will be paid by the issuance of 610 million restricted shares of common stock in the capital of GlobeTrac and the assumption of any business loans up to a maximum of $1 million.

See Exhibit 10.7 – Letter Agreement filed with GlobeTrac’s Form 8-K on June 10, 2011 for more details on the proposed asset acquisition.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the increase in the authorized capital is to provide GlobeTrac with more flexibility and opportunities to conduct equity financings, and not to construct or enable any anti-takeover defense or mechanism on behalf of GlobeTrac.  Although the increase of the authorized capital could, under certain circumstances, have an anti-takeover effect, the Resolution is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of GlobeTrac’s Common Stock or obtain control of GlobeTrac.

Other than the Resolution, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of GlobeTrac.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, GlobeTrac currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

GlobeTrac has no anti-takeover mechanisms present in its governing documents or otherwise.  GlobeTrac confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of GlobeTrac’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of GlobeTrac or changing its Board of Directors and management.  According to GlobeTrac’s Articles of Incorporation and Bylaws, the holders of GlobeTrac’s Common Stock do not have cumulative voting rights in the election of GlobeTrac’s directors.  The combination of the present ownership by a few stockholders of a significant portion of GlobeTrac’s issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace GlobeTrac’s Board of Directors or for a third party to obtain control of GlobeTrac by replacing its Board of Directors.

GlobeTrac Inc.

Schedule 14C - Information Statement	Page 4

b.	Dissenters’ Right of Appraisal.

Under Delaware General Corporation Law and the Articles and By-laws of GlobeTrac, holders of Common Stock of GlobeTrac are not entitled to dissenters’ appraisal rights in connection with the Resolution.

c.	Voting Securities and Principal Holders Thereof

As of June 24, 2011, there were 89,883,198 outstanding shares of Common Stock of GlobeTrac, each of which was entitled to one vote for the purpose of approving the Resolution.  Stockholders of record at the close of business on June 24, 2011 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

GlobeTrac confirms that there are no convertible securities in existence that are convertible into shares of Common Stock.

(i)         Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of GlobeTrac, the following table sets forth all persons beneficially owning more than 5% of the Common Stock of GlobeTrac as at June 24, 2011.  Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of Common Stock	Karen Briginshaw Suite 610 – 1100 Melville Street Vancouver, British Columbia V6E 4A6 Canada	26,289,760	29.3%
shares of Common Stock	David Patriquin 3438 Shuswap Road Kamloops, British Columbia V2H 1T2 Canada	20,870,626 [3]	23.2%
shares of Common Stock	Gregory M. Pek 9 Tehran Street, Merville Village Paranaque City, Metro Manila The Philippines	12,083,010	13.4%
shares of Common Stock	Jim Pratt 32 Greenwich Road, Greenwich Sydney, New South Wales 2065 Australia	13,563,602 [4]	15.1%

[1]  The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.
[2]  Based on 89,883,198 shares of Common Stock issued and outstanding as of June 24, 2011.
[3]  This number includes 320,000 shares that are beneficially owned indirectly.
[4]  This number includes 4,000,000 shares that are beneficially owned indirectly.

(ii)         Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of Common Stock	John daCosta 610 – 1100 Melville Street Vancouver, British Columbia V6E 4A6 Canada	Nil	0%
shares of Common Stock	Directors and Executive Officers (as a group)	Nil	0%

[1]  Based on 89,883,198 shares of Common Stock issued and outstanding as of June 24, 2011.

GlobeTrac Inc.

Schedule 14C - Information Statement	Page 5

(iii)         Changes in Control

With the exception of the proposed asset acquisition with Thermoforte and Angelo Scola, as discussed above, GlobeTrac is not aware of any other arrangement that may result in a change in control of GlobeTrac.

Item 2. Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of GlobeTrac’s outstanding shares of Common Stock approved the Resolution on June 24, 2011.   At that time and as of the date of this Information Statement, John daCosta has no direct beneficial ownership in any shares of Common Stock in the capital of GlobeTrac.

Management has not received any notice of opposition to the Resolution.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

/s/ John daCosta
Dated: July ◆, 2011
John daCosta – CEO

GlobeTrac Inc.